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                                                                     EXHIBIT 4.2

                         SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 14, 2001, is entered into by and among EntreMed, Inc., a Delaware corporation, with headquarters located at 9640 Medical Center Drive, Rockville, Maryland 20850 (the "COMPANY"), and the investors listed on Schedule 1 attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The Company desires to sell and the Buyers desire to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's Common Stock (the "COMMON STOCK"), par value $.01 per share (the "SHARES"), and warrants, in substantially the same form attached hereto as Exhibit A (the "WARRANTS"), to acquire shares of Common Stock (as exercised, collectively, the "WARRANT SHARES"); and

        C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder.

        NOW THEREFORE, the Company and the Buyers hereby agree as follows:

I.      PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

        A. Purchase of Common Stock and Warrants. In connection with the offering by the Company of the Shares and Warrants to the Buyers, and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company at the Closing (defined below) shares of Common Stock and Warrants for the aggregate purchase price set forth opposite such Buyer's name on Schedule 1 (such Buyer's "COMMITTED AMOUNT") at the Price Per Unit (defined below). A "UNIT" shall consist of one (1) share of Common Stock and a warrant to acquire 0.25 (25/100) shares of Common Stock. Unless the Company elects to exercise its right to require the mandatory exercise thereof in accordance with its terms, each Warrant shall have a term of five (5) years, and an exercise price per share equal to $11.81. To determine the number of Units each Buyer shall purchase, such Buyer's Committed Amount shall


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                be divided by the Price Per Unit. The "PRICE PER UNIT" shall equal seven and 75/100 dollars ($7.75).

        B. Closing; Closing Date. Subject to the satisfaction (or waiver) of the conditions contained in Sections 5 and 6, each Buyer's Committed Amount shall be paid to the Company by wire transfer of immediately available funds, and the Company shall thereupon issue a certificate representing the Shares (the "COMMON STOCK CERTIFICATES") and the Warrants purchased by such Buyer, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. The Closing Date shall be such date as the Company and Pali Capital, LLC, the placement agent for the transactions contemplated by this Agreement, shall mutually agree, but in no event later than December 21, 2001 (such date being hereinafter referred to as the "CLOSING DATE"). The term "Closing" as used herein shall mean the delivery to the Closing Agent (defined below) of the Common Stock Certificates, the delivery of the Warrants, the payment of the Price Per Unit, and the delivery of such other documents and taking of such other actions as are required to be delivered or taken at the Closing pursuant to this Agreement. All payments contemplated by this
                Section 1(b) shall be deposited by wire transfer of immediately available funds as soon as practicable after the execution of this Agreement on the date hereof for such Buyer's benefit in an escrow account with The Bank of New York (the "ESCROW AGENT") and no interest shall be payable to such Buyer with respect to such funds. Payments will be returned promptly, without interest or deduction, if the purchase and sale of the Securities (defined below) contemplated by this Agreement is terminated for any reason.

II.     BUYER'S REPRESENTATIONS AND WARRANTIES.

                Each Buyer represents and warrants with respect to only itself that:

        A. Investment Purpose. Such Buyer is acquiring the Shares and Warrants purchased hereunder, and any Warrant Shares subsequently purchased (such Shares, Warrants and Warrant Shares may also be referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.


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        B.      Accredited Investor Status. Such Buyer is an "accredited
                investor" as that term is defined in Rule 501(a) of Regulation
                D. Such Buyer is not registered as a broker-dealer under Section 15 of the Exchange Act. Such Buyer is not an affiliate of the Company.

        C. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

        D. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

        E. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        F. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144(k) promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144(k)").

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        G.      Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        H. Residency. Such Buyer is a resident of that country and state, if applicable, specified in its address on Schedule 1.

III.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to each of the Buyers that:

        A. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest), other than Cytokine Sciences, Inc., are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (defined below).

        B. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Stock and the Warrants and the

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                reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

        C. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The Company has duly authorized and reserved for issuance upon exercise of the Warrants not less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each Buyer's representations set forth in Section 2, the offer, issuance and sale by the Company of the Securities is, and the issuance by the Company of the Warrant Shares shall be, exempt from registration under the 1933 Act.

        D. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Securities and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION") or the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of each Buyer set forth in Section 2) federal and state securities laws and regulations and the rules and regulations of The Nasdaq National Market ("NASDAQ") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected), except with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, and neither the Company nor any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries (except for possible conflicts, defaults, terminations, amendments as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions which would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain prior to Closing pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the Closing Date. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The offer and sale of the Securities does not violate the rules and regulations of Nasdaq. The Company is not in violation of the listing requirements of Nasdaq and, other than as may be caused by fluctuations of its stock price, has no reason to believe that it will not in the foreseeable future continue to satisfy such listing requirements.

        E. SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue

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                statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

        F. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that could reasonably be expected to have or result in a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

        G. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock, the Shares or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such that would have a Material Adverse Effect.

        H. Acknowledgment Regarding Buyers' Purchase of Common Stock and Warrants. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to

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                the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

        I. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of Common Stock and which has not been publicly announced.

        J. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933
                Act) in connection with the offer or sale of the Securities.

        K. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings so as to render invalid the exemption from registration provided under Regulation D.

        L. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.


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        M.      Intellectual Property Rights. The Company and its Subsidiaries
                own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights material to the conduct of its business as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Except as set forth in the SEC Documents, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

        N. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

        O. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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        P.      Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and the Company does not have any reason to believe it will not be able to renew its existing insurance coverage under substantially similar terms for the next two (2) years other than for increases in the premiums payable with respect to such insurance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Q. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        R. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        S. Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, control parties, control entities, directors, or employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        T. Eligibility. The Company is currently eligible to register the resale of the Common Stock and Warrant Shares on a registration statement on Form S-3 under the 1933 Act.

        U. Dilutive Effect. The Company acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

        V. Company Acknowledgement. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in this
                Section 2.

IV.     COVENANTS.

        A. Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

        B. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

        C. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Common Stock and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the Investors shall have sold all the Common Stock and Warrant Shares (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

        D. Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock and Warrants for working capital needs and other general corporate purposes.

        E. Right of First Refusal. Subject to the exceptions described below, the Company shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue in a transaction any equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company (including debt securities with an equity component and any equity line of credit) in any form ("FUTURE OFFERINGS") during the period beginning on the date hereof and ending on, and including, the date which is 90 days after the Effective Date (defined below), unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence is referred to as the "CAPITAL RAISING LIMITATIONS"). For purposes of this Section 4(e), "AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the shares of Common Stock initially issued at the Closing to such Buyer by (ii) the aggregate number of the shares of Common Stock sold to the Buyers by the Company at the Closing in connection with the Offering. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within five (5) business days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(e), the Company shall have 45 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(e). Notwithstanding anything to the contrary set forth in this Agreement, the Capital Raising Limitations shall not apply to (i) any public offering of equity securities (including any debt financing with an equity component) (provided, however, that the exception contained in this clause
                (i) shall not apply to equity lines or similar transactions),
                (ii) a loan from a commercial bank which does not have any equity feature, (iii) any transaction involving the Company's issuance of securities as consideration (A) in any sale, acquisition, merger, consolidation, reorganization or similar transaction involving the Company or any Subsidiary, (B) for the acquisition of a business, product, license or other assets by the Company or any Subsidiary, or (C) strategic alliance involving the Company or any Subsidiary, (iv) the issuance of securities of the Company or any Subsidiary upon exercise or conversion of the options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities (and the issuance of securities of the Company or any Subsidiary upon exercise or conversion of such additional options or warrants), under any Company or Subsidiary stock option plan, restricted stock plan, stock purchase plan or any other agreement or contract for the benefit of the Company's or any Subsidiary's employees, consultants, agents or directors, or
                (vi) financing transactions by any Subsidiary of the Company that include as a component thereof the issuance by the Company of warrants to purchase Common Stock; provided, however, that Warrants to purchase no more than an aggregate of 25,000 shares of Common Stock (as adjusted to account for any stock splits, combinations, reclassifications or other similar transactions involving the Common Stock) may be issued in transactions contemplated by this clause (vi) and any such Subsidiary shall not transfer or distribute to the Company the proceeds of such financing. The Buyers shall not be required to participate in or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

        F. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) on Nasdaq and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on Nasdaq. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

        G. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

        H. Issuance of Warrant Shares. The issuance of the Warrant Shares shall be duly authorized, and when issued in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

        I. Limitation on Filing Registration Statements. The Company shall not file a registration statement (other than (i) a Registration Statement (as defined in the Registration Rights Agreement),
                (ii) a registration statement relating solely to employee benefit plans or (iii) a registration statement on Form S-4 relating to a merger, acquisition or similar transaction or corporate reorganization involving the Company or any Subsidiary) covering the sale or resale of shares of Common Stock with the SEC during the period beginning on the date hereof and ending on the Effective Date.

        J.      Independent Auditors. The Company shall, until at least three
                (3) years after the Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

        K. Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Closing Date or (ii) the exercise of all Warrants purchased pursuant to this Agreement, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, has common stock listed for trading on Nasdaq, the New York Stock Exchange or the American Stock Exchange and shall pay all its taxes when due except for taxes which the Company disputes.

        L. Filing of Form 8-K. On or before the first day after the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

        M.      Legends.

                1. Such Buyer understands and agrees that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and the Company shall be entitled to issue a stop-transfer order against transfer of such certificates if the Securities represented by such certificates are not transferred in accordance with the following legend):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS,
        (2) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR (3) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144(K) UNDER THE 1933 ACT.

The legend set forth above shall be removed and the Company shall issue a certificate, within three (3) trading days of a request thereof, without such legend to the holder of the Securities upon which it is stamped or otherwise imprinted if: (i) such Securities are registered for resale under the 1933 Act,
(ii) in connection with any transaction other than as described in clause (i), such holder provides the Company with an opinion of counsel, in generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities may be sold pursuant to Rule 144(k).

                2. If the Company fails to issue a certificate, without the legend set forth in Section 4(m)(i) within three (3) trading days following the request therefor as provided in Section 4(m)(i), and if after such third (3rd) trading day such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares that the holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall (i) promptly honor its obligation to issue to such holder a certificate without the legend set forth in Section 4(m)(i) and (ii) pay cash to such holder in an amount equal to the excess (if any) of the total purchase price (including brokerage commissions, if any) of the shares of Common Stock so purchased over the product of (A) such number of shares of Common Stock, times (B) the closing sale price of the Common Stock on the date of the event giving rise to the Company's obligation to deliver such certificates.

        N. Restrictions on Sales of Securities. Such Buyer has not and will not, prior to the earlier of (i) 90 days following the Closing Date or (ii) the date that the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is first declared effective by the SEC (the "EFFECTIVE DATE"), when the trading price of the Common Stock is less than $9.00 per share, if then prohibited by law or regulation, sell, dispose of, or grant any rights with respect to (collectively, a "DISPOSITION"), the Shares or Warrant Shares, nor will such Buyer engage in any hedging or other transaction which is designed to result in a Disposition of Shares or Warrant Shares by such Buyer prior to such date. In addition, such Buyer represents that as of the date of this Agreement such Buyer does not have any existing short position in the Common Stock that was entered into subsequent to such Buyer obtaining knowledge of the transactions contemplated hereby nor has such Buyer executed any derivative instruments with any third party, which in either case is designed to dispose of the Shares or Warrant Shares prior to the earlier of
                (i) 90 days following the Closing Date or (ii) the Effective
                Date.

        O.      Limitations on Certain Sales of Securities by the Company.

                1. Without the prior written consent of Buyers who then hold at least two-thirds (2/3) of the shares of Common Stock purchased pursuant to this Agreement and then outstanding, from the Closing Date until the Effective Date, the Company shall not engage in any offering of its equity securities (including any public offering of debt securities with an equity component), whether under its existing shelf registration statement, a new registration statement or otherwise; provided, however, that the foregoing limitation shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuance of securities as consideration (A) in any sale, acquisition, merger, consolidation, reorganization or similar transaction involving the Company or any Subsidiary, (B) for the acquisition of a business, product, license or other assets by the Company or any Subsidiary, or (C) in any strategic alliance involving the Company or any Subsidiary, (iii) the issuance of securities of the Company or any Subsidiary upon exercise or conversion of the options, warrants or other convertible securities outstanding as of the date hereof, (iv) the grant of additional options or warrants, or the issuance of additional securities (and the issuance of securities of the Company or any Subsidiary upon exercise or conversion of such additional options or warrants), under any Company or Subsidiary stock option plan, restricted stock plan, stock purchase plan or any other agreement or contract for the benefit of the Company's or any Subsidiary's employees, consultants, agents or directors, or (v) financing transactions by any Subsidiary of the Company that include as a component thereof the issuance by the Company of warrants to purchase

                        Common Stock; provided, however, that Warrants to purchase no more than an aggregate of 25,000 shares of Common Stock (as adjusted to account for any stock splits, combinations, reclassifications or other similar transactions involving the Common Stock) may be issued in transactions contemplated by this clause (v) and any such Subsidiary shall not transfer or distribute to the Company the proceeds of such financing.

                2. Without the prior written consent of Buyers who then hold at least two-thirds (2/3) of the shares of Common Stock purchased pursuant to this Agreement and then outstanding, during the thirty (30) day period immediately following the Effective Date, the Company shall not engage in a offering of its equity securities (including any public offering of debt securities with an equity component) at price per share that is less than the Price Per Unit; provided, however, that the foregoing limitation shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuance of securities as consideration (A) in any sale, acquisition, merger, consolidation, reorganization or similar transaction involving the Company or any Subsidiary, (B) for the acquisition of a business, product, license or other assets by the Company or any Subsidiary, or (C) in any strategic alliance involving the Company or any Subsidiary, (iii) the issuance of securities of the Company or any Subsidiary upon exercise or conversion of the options, warrants or other convertible securities outstanding as of the date hereof, (iv) the grant of additional options or warrants, or the issuance of additional securities (and the issuance of securities of the Company or any Subsidiary upon exercise or conversion of such additional options or warrants), under any Company or Subsidiary stock option plan, restricted stock plan, stock purchase plan or any other agreement or contract for the benefit of the Company's or any Subsidiary's employees, consultants, agents or directors, or (v) financing transactions by any Subsidiary of the Company that include as a component thereof the issuance by the Company of warrants to purchase Common Stock; provided, however, that Warrants to purchase no more than an aggregate of 25,000 shares of Common Stock (as adjusted to account for any stock splits, combinations, reclassifications or other similar transactions involving the Common Stock) may be issued in transactions contemplated by this clause (v) and any such Subsidiary shall not transfer or distribute to the Company the proceeds of such financing

V.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The obligation of the Company hereunder to issue and sell the Common Stock and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

        A. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the closing agent(s) (the "CLOSING AGENT") for the transactions contemplated by this Agreement.

        B. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

        C. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

VI.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

        The obligation of each Buyer hereunder to purchase the Common Stock and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

        A. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Closing Agent.

        B. The Company's common stock shall be authorized for quotation on Nasdaq and trading in Common Stock shall not have been suspended by the SEC or Nasdaq.

        C. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

        D. The Company shall have delivered to the Closing Agent the opinion of the Company's outside legal counsel, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

        E. The Company shall have made all filings, other than those contemplated by the Registration Rights Agreement, under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

        F. The Company shall have executed and delivered to the Closing Agent (i) the shares of Common Stock being purchased by such Buyer at the Closing and (ii) the Warrants being purchased by such Buyer at the Closing.

        G. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

        H. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

        I. The Company shall have delivered to the Closing Agent the following:

                1. A certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, confirming that the representations and warranties described in
                        Section 6(c) were true and correct as of the date when made and as of the Closing Date.

                2. A certificate evidencing the incorporation and good standing of the Company and TheraMed, Inc. in each such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date;

                3. A certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date; and

                4. A secretary's certificate, dated as the Closing Date, as to (A) resolutions of the Board of Directors and/or a committee of the Board of Directors of the Company consistent with Section 3(b)(ii) of this Agreement, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Closing.

        J. The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer may reasonably request.

        K. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

        L. Trading in securities generally on Nasdaq shall not have been suspended or limited, nor shall there be any major outbreak or escalation of hostilities involving the United States that in either case in the reasonable judgment of the Buyers makes it impracticable to purchase the Common Stock and Warrants.

        M. The Company shall have reimbursed Cranshire Capital, L.P. and Vertical International for each such Buyer's out-of-pocket costs and expenses, including, without limitation, such Buyers' attorneys' fees and expenses, incurred by them in connection with the due diligence review of the transactions contemplated by this Agreement and of the Company, and the negotiation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to reimburse such Buyers for out-of-pocket expenses to the extent that the aggregate out-of-pocket expenses of both such Buyers shall exceed $55,000. Subject to the maximum reimbursement provided for in the immediately preceding sentence, Cranshire Capital, L.P. and Vertical International may effect the reimbursement provided for in this Section 6(m) by reducing such Buyer's Committed Amount by up to one-half of the aggregate out-of-pocket costs and expenses incurred by such Buyers.

VII.    INDEMNIFICATION.

                In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

VIII.   LIQUIDATED DAMAGES.

                The Company agrees that Buyers will suffer damages if the Company (a) violates any material provision of or fails to fulfill any of its material obligations or duties pursuant to the Transaction Documents (other than the Registration Rights Agreement) and such violation or failure, directly or indirectly, restricts the Buyers from selling, transferring or disposing of its Shares or (b) violates the Company's covenants set forth in Section 4(d) (Use of Proceeds), 4(e) (Right of First Refusal) or 4(i) (Limitation on Filing Registration Statements) (a "COMPANY VIOLATION"), and that it would be difficult to ascertain the extent of such damages. Accordingly, in the event of such Company Violation, the Company hereby agrees to pay liquidated damages ("LIQUIDATED DAMAGES") to each Buyer, in cash, (x) upon the occurrence of a Company Violation, an amount equal to one percent (1%) of the aggregate Price Per Unit of the Units then held by such Buyer, and (y) if the Company Violation has not been cured by the first month anniversary following the date of the Company Violation, an amount equal to one percent (1%) of the Price Per Unit of the Units then held by such Buyer and (z) on each monthly anniversary thereafter until the Company Violation has been cured, an amount equal to one percent (1%) of the aggregate Price Per Unit of the Units then held by such Buyer; provided, however, that all periods referred to in clauses (y) and (z) above shall be tolled during delays caused by the action or inaction of any Buyer, and the Company shall have no liability in respect of any such delay. The Liquidated Damages payable pursuant hereto shall be payable within five (5) business days following the date of the Company Violation or the monthly anniversary thereof, as the case may be. Notwithstanding anything to the contrary contained herein,
(x) Liquidated Damages shall not be payable under this Section 8 for more than one Company Violation occurring or existing at any one time, (y) no Liquidated Damages shall be payable under this Section 8 in respect of any Company Violation which also constitutes a Registration Default under the Registration Rights Agreement or is an exception from the definition of Registration Default contained in the Registration Rights Agreement and (z) the Company shall have no liability to any Buyer for any Liquidated Damages under this Section 8 at the occurrence of a Company Violation or thereafter if the Company's violation of any such material provision or failure to fulfill such material obligations is caused by or results from any action or inaction of any such Buyer or any other Buyer.

IX.     GOVERNING LAW; MISCELLANEOUS.

        A. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of New York (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In any suit or action to enforce the provisions of this Agreement, the prevailing party shall be entitled to be reimbursed for all reasonable legal fees and expenses incurred by such party in connection with such suit or action.

        B. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

        C. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        D. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        E. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and holders of at least two-thirds (2/3) of the shares of Common Stock purchased pursuant to this Agreement and then outstanding, and, except as otherwise provided herein, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

        F. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                        EntreMed, Inc.
                        9640 Medical Center Drive
                        Rockville, MD 20850
                        Telephone: (301) 217-9858
                        Facsimile: (301) 217-9594
                        Attention: John W. Holaday, Ph.D.

                With a copy to:

                        Arnold & Porter
                        1600 Tysons Boulevard, Ste. 900
                        McLean, VA 22102
                        Telephone: (703) 720-7005
                        Facsimile: (703) 720-7399
                        Attention: Robert B. Ott, Esq.

If to a Buyer, to it at the address and facsimile number set forth on Schedule 1 with copies to such Buyer's legal representative as set forth on Schedule 1, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

        G. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Stock. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

        H. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        I. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4 and 9, the indemnification provisions set forth in Section 7, and the liquidated damages provisions in Section 8 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

        J. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations. Notwithstanding the foregoing sentence, Cranshire Capital, L.P. and Vertical Ventures, L.L.C. shall be consulted by the Company in connection with the preparation of the Form 8-K required to be filed pursuant to Section 4(m) and in no event shall the press release filed as an exhibit to such 8-K identify any particular Buyer hereunder without the Company first having received the written consent of such Buyer.

        K. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        L. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

        M. Placement Agent. The Company acknowledges that it has engaged Pali Capital LLC as placement agent in connection with the sale of the Shares and Warrants. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

        N. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        O. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        P. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        Q. Non-Public Information. The Company confirms that as long as any Buyer owns Securities, neither the Company nor any other person acting on its behalf will provide any of such Buyer or its agents or counsel with any information that constitutes or might constitute material non-public information, unless such Buyer shall have agreed to execute a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Buyers shall be relying on the foregoing representations in effecting transactions in securities of the Company.


                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                            COMPANY:

                                            ENTREMED, INC.


                                            By:    /s/ John W. Holaday, PhD
                                               ---------------------------------
                                            Name:  John W. Holaday, PhD
                                            Title: Chairman and CEO


                         [COUNTERPART SIGNATURE PAGE TO
                         SECURITIES PURCHASE AGREEMENT]

                                            BUYER:

                                            CRANSHIRE CAPITAL, L.P.


                                            By:    Downsview Capital, Inc.,
                                                   the General Partner

                                                   By:    /s/ Mitchell P. Kopin
                                                      --------------------------
                                                   Name:  Mitchell P. Kopin
                                                   Title: President


                                            BUYER:

                                            EURAM CAP STRAT "A" FUND LIMITED

                                            By:    JMJ Capital, Inc., the
                                                   Investment Manager


                                                   By:    /s/ Mitchell P. Kopin
                                                      --------------------------
                                                   Name:  Mitchell P. Kopin
                                                   Title: President


                                            BUYER:

                                            CLEVELAND OVERSEAS LTD.

                                            By: Primeway S.A., Director

                                            By:    /s/ Beat Kunz
                                               -----------------
                                            Name:      Beat Kunz


                                            BUYER:

                                            WINCHESTER GLOBAL TRUST
                                            COMPANY LIMITED AS TRUSTEE FOR
                                            CADUCEUS CAPITAL TRUST



                                            By:    /s/ Samuel D. Isaly
                                               ---------------------------------
                                            Name:  Samuel D. Isaly
                                            Title: Managing Partner,
                                                   OriMed Advisors LLC


                                            BUYER:

                                            CADUCEUS CAPITAL II, L.P.



                                            By:    /s/ Samuel D. Isaly
                                               ---------------------------------
                                            Name:  Samuel D. Isaly
                                            Title: Managing Partner,
                                                   OriMed Advisors LLC

                                            BUYER:

                                            PW EUCALYPTUS FUND, L.L.C.



                                            By:    /s/ Samuel D. Isaly
                                               ---------------------------------
                                            Name:  Samuel D. Isaly
                                            Title: Managing Partner,
                                                   OriMed Advisors LLC


                                            BUYER:

                                            PW EUCALYPTUS FUND, LTD.


                                            By:    /s/ Samuel D. Isaly
                                               ---------------------------------
                                            Name:  Samuel D. Isaly
                                            Title: Managing Partner,
                                                   OriMed Advisors LLC

                                            BUYER:

                                            DMG LEGACY FUND LLC
                                            By: DMG Advisors LLC, Managing
                                                Member


                                            By:    /s/ Andrew Wilder
                                               ---------------------------------
                                            Name:  Andrew Wilder
                                            Title: Chief Financial Officer


                                            BUYER:

                                            DMG LEGACY INSTITUTIONAL FUND LLC
                                            By: DMG Advisors LLC, Managing
                                                Member


                                            By:    /s/ Andrew Wilder
                                               ---------------------------------
                                            Name:  Andrew Wilder
                                            Title: Chief Financial Officer


                                            BUYER:

                                            DMG LEGACY INTERNATIONAL LTD.
                                            By: DMG Advisors LLC, Investment
                                                Advisor


                                            By:    /s/ Andrew Wilder
                                               ---------------------------------
                                            Name:  Andrew Wilder
                                            Title: Chief Financial Officer

                                            BUYER:

                                            EDJ Limited



                                            By:    /s/ Jeffrey Porter
                                               ---------------------------------
                                            Name:  Jeffrey Porter
                                            Title: Trading Advisor


                                            BUYER:

                                            Arnold S. Gumowitz


                                            By:    /s/ Arnold S. Gumowitz
                                               ---------------------------------
                                            Name:  Arnold S. Gumowitz


                                            BUYER:

                                            MAPLE BANK GMBH-MILAN BRANCH

                                            By:    /s/ Myles Marmion
                                               ---------------------------------
                                            Name:  M.C. Marmion
                                            Title: Authorized Signatory


                                            BUYER:

                                            PORTER PARTNERS, L.P.

                                            By:    /s/ Jeffrey Porter
                                               ---------------------------------
                                            Name:  Jeffrey Porter
                                            Title: General Partners


                                            BUYER:

                                            S.A.C. CAPITAL ASSOCIATES, LLC
                                            BY: S.A.C. Capital Advisors, LLC

                                            By:    /s/ Peter Nussbaum
                                               ---------------------------------
                                            Name:  Peter Nussbaum
                                            Title: General Counsel

                                            BUYER:

                                            THOMAS SERVICE


                                            By:    /s/ Thomas Service
                                               ---------------------------------
                                            Name:  Thomas Service


                                            BUYER:

                                            STEELHEAD INVESTMENTS, LTD.


                                            By:    /s/ Kevin O'Neal
                                               ---------------------------------
                                            Name:  Kevin O'Neal
                                            Title: Authorized Signatory


                                            BUYER:

                                            VERTICAL INTERNATIONAL LTD.


                                            By:    /s/ Kenneth Henderson
                                               ---------------------------------
                                            Name:  Kenneth Henderson
                                            Title: Authorized Signatory


                                            BUYER:

                                            ZLP MASTER FUND, LTD


                                            By:    /s/ Stuart J. Zimmer
                                               ---------------------------------
                                            Name:  Stuart J. Zimmer
                                            Title: Director